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                                                                    EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT dated December __, 2004 between NORTH COUNTRY FINANCIAL CORPORATION (the "Company") and _________ (the "Optionee").

                                    RECITALS:

      A. The Company and Optionee are parties to an Employment Agreement dated as of August 10, 2004, as amended (the "Employment Agreement"), providing for the employment of the Optionee by the Company, effective as of Closing under the Stock Purchase Agreement dated as of August 10, 2004, as amended (the "Stock Purchase Agreement") between the Company and NCFC Recapitalization, LLC.

      B. The Employment Agreement provides for the Optionee to be awarded options to purchase from the Company that number of shares of the Company's Common Stock equal to _____% of the Option Pool (as defined in the Employment Agreement) (the "Option Shares") at a purchase price per share equal to the purchase price per share paid by investors upon consummation of the sale of the Company's shares of Common Stock pursuant to the Stock Purchase Agreement (the "Exercise Price"). Such options are to be issued under the Company's 2000 Stock Incentive Plan (the "Plan"), and in accordance with the terms of the Plan, the Employment Agreement and this Agreement.

      C. The number of Option Shares and the Exercise Price can only be determined upon consummation of the transactions under the Stock Purchase Agreement, and at the time such determinations are made the number of Option Shares and Exercise Price will be inserted under the captions "Number of Option Shares" and "Exercise Price" on Schedule 1 to this Agreement.

      D. The Directors of the Company have approved the Employment Agreement, including awarding the Optionee options to purchase the Option Shares in accordance with the Plan, the Employment Agreement and this Agreement.

      IT IS HEREBY AGREED AS FOLLOWS:

      1. Grant of Option; Effectiveness. Subject to the terms of the Plan and this Agreement, the Company hereby grants and awards to Optionee the right and option to purchase all or any of the Option Shares upon payment to the Company of the Exercise Price per share in any of the ways hereinafter provided.

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      2. Vesting. (a) The right and option to purchase 20% of the Option Shares shall vest and be exercisable beginning on the day following the Closing under the Stock Purchase Agreement and continuing through the balance of the Option Term (as hereinafter defined). The options for the remaining 80% of the Option Shares shall vest and be exercisable in increments as provided below as and when the Ten Day Trading Price (as hereinafter defined) for the Company's Common Stock shall equal or exceed one or more of the Target Prices during the Pricing Periods specified below:

     TARGET PRICE                       PRICING PERIOD            PERCENT OF OPTION SHARES VESTING
     ------------                       --------------            --------------------------------
Exercise Price x 1.15               During the Option Term                      27%

Exercise Price x 1.30               After the first year of the                 27%
                                         Option Term

Exercise Price x 1.45               After the second year of the                26%
                                         Option Term

For purposes of this Agreement, the "Ten Day Trading Price" shall mean the closing price for the Company's Common Stock on the Nasdaq SmallCap market for any 10 consecutive days on which the Nasdaq market system is open and available for trading. For purposes of making the foregoing determination, if for any reason no shares of the Company's Common Stock are traded on any day that the Nasdaq market is open and available for trading, the closing price for such date shall be the closing price on the first preceding day on which shares of the Company's Common Stock were traded.

            (b) Notwithstanding the foregoing vesting schedule, but subject to the terms of Section 3, all unvested options for Option Shares shall vest and become immediately exercisable upon: (i) termination of the Employment Agreement by the Company for any reason other than Cause (as defined in the Employment Agreement); (ii) Optionee's Retirement (as defined in the Plan), or early retirement or resignation with the consent of the Company as contemplated by
Section 10(a) and (b) of the Plan; (iii) the death or disability of the Optionee; or (iv) a Change of Control (as defined in the Plan) of the Company.

      3. Option Period. Subject to the terms of this Agreement (including
Section 2), the options may be exercised and Option Shares may be purchased at any time and from time to time beginning on the first day after the Closing under the Stock Purchase Agreement and ending on and prior to the tenth anniversary of such Closing (the "Option Term"), subject to the following:

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            (a) If the Employment Agreement is terminated as a result of the death or disability of the Optionee, the options shall remain exercisable until the earlier of (i) the last day of the 36th month after the month the Employment Agreement is terminated, or (ii) the expiration of the Option Period; and

            (b) Any unexercised options shall expire at the time the Employment Agreement is terminated for Cause (as defined in the Employment Agreement).

            (c) Notwithstanding anything contained herein to the contrary, any unvested options shall expire at the time the Employment Agreement is voluntarily terminated by the Optionee.

      4. Procedure for Exercise. Subject to conditions of this Agreement, the options may be exercised at any time and from time to time during the Option Period by delivering written notice to the Company, signed by Optionee, an Authorized Transferee, or post-death representative, specifying the number of Option Shares to be purchased.

      5. Payment of Option Price. The purchase price for the Option Shares shall be paid in full either (a) in cash or (b) through the delivery of unencumbered shares of the Company's Common Stock having a Fair Market Value on the date of the exercise equal to the total exercise price, or (c) by a combination of (a) and (b) above, except that (i) any portion of the exercise price representing a fraction of a share shall be paid in cash, and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price.

      6. Transferability of Options. Except as otherwise provided in this Section, the options shall not be sold, pledged, assigned, or transferred in any way, nor be assignable by operation of law or be subject to execution, levy, attachment or similar process. Except as provided in this Section, any attempted sale, pledge, assignment or other transfer contrary to the terms hereof, and any execution, levy, attachment or similar process, shall be null and void and without any effect. Notwithstanding the foregoing, the options shall, subject to the conditions set forth in this Section, be transferable by the Optionee by gift or other transfer that involves no payment of consideration to the Optionee to the Optionee's spouse and/or the descendents or to a trust created primarily for the benefit of the Optionee, the Optionee's spouse and/or the Optionee's descendents ("Authorized Transferee"). An Authorized Transferee shall have no right to transfer the options. An Authorized Transferee shall succeed to all rights and benefits (except the right to further transfer the Option) and be subject to all obligations, conditions and limitations of the Optionee. However, such rights and benefits (except the rights to further transfer the options) and obligations, conditions and limitations shall be determined as if the Optionee continued to hold the options, and the provisions of this Option Agreement dealing with termination of the Employment Agreement, Retirement, disability and death of an Optionee continue to refer to the Optionee regardless of whether the options are or are not transferred to an Authorized Transferee. In order to transfer options, the Optionee must first give prior written notice to the Company stating the name, address and tax identification or social security number of the proposed transferee and the relationship of the proposed transferee to the Optionee. The option may not be transferred if the transfer would constitute a violation of any applicable federal or state securities or other law or regulation.

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      7. Conformity with Plan and Employment Agreement. Except as otherwise provided herein, the options are subject to all applicable provisions of the Plan which is incorporated herein by reference. Any matters not addressed herein or in the Employment Agreement shall be governed by the terms of the Plan.

      8. Adjustments. The Company shall make appropriate and proportionate adjustments to the number of Option Shares and the Exercise Price to reflect any stock dividend, stock split, or combination of shares, merger, consolidation, or other change in the capitalization of the Company, as provided in Section 13 of the Plan. In the event of any such adjustment, all new, substituted, or additional securities or other property to which Optionee is entitled under the options shall be included in the term "Option Shares."

      9. Postponement of Delivery of Shares. The Company, in its discretion, may postpone the issuance or delivery of Option Shares upon any exercise of the options until completion of any then pending registration of such shares under the Securities Act of 1933, as amended ("Securities Act"), covering the resale of such securities by Optionee.

      10. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Option Shares until the Optionee becomes the holder of record of such shares.

      11. Further Actions. The parties agree to execute such further instruments and to take such further actions as may be reasonably be required to carry out the intent of this Agreement.

      12. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address as such party may designate by written notice to the other party.

      13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon and inure to the benefit of Optionee's personal representatives, successors and permitted assigns.

      14. Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of Michigan.

                                       NORTH COUNTRY FINANCIAL CORPORATION

                                       By: ____________________________________

                                            Its: ______________________________

                                       OPTIONEE:
                                       ________________________________________

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